EXHIBIT 5.2

Exhibit 5.2

Dewey & LeBoeuf LLP 1301 Avenue of the Americas New York, NY 10019-6092 tel (212) 259-8000 fax (212) 259-6333

                                                                                                                   June 8, 2009

IDACORP, Inc.
1221 West Idaho Street
Boise, Idaho  83702-5627

Ladies and Gentlemen:

We have acted as New York counsel to IDACORP, Inc., an Idaho corporation (the "Company"), in connection with the preparation and filing of a registration statement on Form S-8 (the "Registration Statement"), which the Company proposes to file on or about the date hereof with the Securities and Exchange Commission (the "Commission") under the Securities Act of 1933, as amended (the "Securities Act"), relating to the issuance and sale by the Company of 2,000,000 shares of its common stock, without par value (the "Common Stock"), pursuant to the Idaho Power Company Employee Savings Plan (the "Plan").

For purposes of this opinion, we have examined originals or copies, certified or otherwise identified to our satisfaction, of (i) the Registration Statement, (ii) the  Articles of Incorporation, as amended, and Amended Bylaws of the Company, as in effect on the date hereof, (iii) resolutions adopted by the Board of Directors of the Company, dated May 21, 2009, relating to the Registration Statement and authorizing the issuance and sale of the Common Stock and (iv) such other instruments, certificates, records and documents, and such matters of law, as we have considered necessary or appropriate for the purposes hereof.  In such examination we have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as originals, the conformity to the original documents of all documents submitted to us as copies and the authenticity of the originals of such latter documents.  As to any facts material to our opinion, we have, when relevant facts were not independently established, relied upon the aforesaid Registration Statement, Articles of Incorporation, as amended, and Amended Bylaws of the Company, resolutions, instruments, certificates, records and documents.  We have also assumed the regularity of all corporate procedures.

Based upon and subject to the foregoing, and subject to the further limitations and qualifications expressed below, we are of the opinion that:

(1)
When (i) the Registration Statement shall have become effective under the Securities Act and (ii) the shares of Common Stock shall have been issued, sold and delivered in accordance with the terms and provisions of the Plan and for the consideration contemplated thereby, such shares of Common Stock will be validly issued, fully paid and non-assessable.

New York   |   London multinational partnership   |   Washington, DC
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IDACORP, Inc.
June 8, 2009

(2)	The Common Stock to be purchased on the open market is validly issued, fully paid and non-assessable.

With respect to this opinion, we do not hold ourselves out as experts on the laws of any state other than the State of New York.  Our opinions expressed above are limited to the laws of the State of New York and the federal laws of the United States.  Insofar as this opinion involves matters of the law of the State of Idaho, we have relied upon an opinion of even date herewith addressed to you by Rex Blackburn, Senior Vice President and General Counsel of the Company.

We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the references to our firm contained under the heading "Interests of Named Experts and Counsel" in said Registration Statement and any amendments thereto.  In giving such consent, we do not thereby concede that we are within the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Commission thereunder.

Very truly yours,

/s/ Dewey & LeBoeuf LLP